Exhibit 10.1
SECOND AMENDMENT TO CREDIT AGREEMENT
     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (herein called the “Amendment”) made as of March 10, 2009 by and among Encore Energy Partners Operating LLC, a Delaware limited liability company (“Borrower”), Encore Energy Partners LP, a Delaware limited partnership (“Parent”), Bank of America, N.A., as the Administrative Agent (the “Administrative Agent”) and L/C Issuer, and the Lenders party hereto.
W I T N E S S E T H:
     WHEREAS, Borrower, Parent, the Administrative Agent, L/C Issuer and the lenders party thereto (the “Lenders”) are party to that certain Credit Agreement dated as of March 7, 2007 (as heretofore amended, the “Original Agreement”), for the purpose and consideration therein expressed, whereby L/C Issuer became obligated to issue Letters of Credit to Borrower and the Lenders became obligated to make loans to Borrower as therein provided; and
     WHEREAS, Borrower, Parent, the Administrative Agent, the L/C Issuer and the Lenders party hereto desire to amend the Original Agreement as set forth herein;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans and other credit which may hereafter be made by the Lenders and the L/C Issuer to the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:
ARTICLE I.
DEFINITIONS AND REFERENCES
     Section 1.1. Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.
     Section 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.
     “Amendment” means this Second Amendment to Credit Agreement.
     “Amendment Documents” means this Amendment and all other documents or instruments delivered in connection herewith or therewith.
     “Credit Agreement” means the Original Agreement as amended hereby.

ARTICLE II.
AMENDMENT TO ORIGINAL AGREEMENT
     Section 2.1. Applicable Margin. The definition of “Applicable Margin” in Section 1.01 of the Original Agreement is hereby amended in its entirety to read as follows:
     ““Applicable Margin” means, on any date, with respect to each Loan, an amount determined by reference to the ratio of Total Outstandings on such date to the Borrowing Base on such date in accordance with the table below:

	Applicable	Applicable
Ratio of Total	Margin for	Margin for
Outstandings to	Eurodollar	Base Rate
Borrowing Base	Rate Loans	Loans
less than .50 to 1	1.750%	0.750%
greater than or equal to .50 to 1 but less than .75 to 1	2.000%	0.750%
greater than or equal to .75 to 1 but less than .90 to 1	2.250%	1.000%
greater than or equal to .90 to 1	2.500%	1.250%”
     Section 2.2. Commitment Fee Percentage. The definition of “Commitment Fee Percentage” in Section 1.01 of the Original Agreement is hereby amended in its entirety to read as follows:
     ““Commitment Fee Percentage” means, on any date, the percentage determined pursuant to the table below based on the ratio of the Total Outstandings on such date to the Borrowing Base in effect on such date:

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Ratio of Total
Outstandings to	Commitment Fee
Borrowing Base	Percentage
less than .50 to 1	0. 375%
greater than or equal to .50 to 1 but less than .75 to 1	0. 375%
greater than or equal to .75 to 1 but less than .90 to 1	0.375%
greater than or equal to .90 to 1	0.500%”
     Section 2.3. Interest Rate Matters.
     (a) The definitions of “Base Rate”, “Eurodollar Rate” and “Eurodollar Rate Loan” in Section 1.01 of the Original Agreement are hereby amended in their entirety to read as follows:
““Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate for such day, (b) the sum of 0.50% plus the Federal Funds Rate for such day and (c) except during a LIBOR Unavailability Period, the Eurodollar Rate for such day plus 1.00% per annum. “Prime Rate” means the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate.” The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.”
     ““Eurodollar Rate” means:
(a) For any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time), at approximately 11:00 a.m., London time, two London banking days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, or (ii) if such published rate is not available at such time for any reason, then the “Eurodollar Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London banking days prior to the commencement of such Interest Period.

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(b) For any interest rate calculation with respect to a Base Rate Loan, the rate per annum equal to (i) BBA LIBOR, as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time), at approximately 11:00 a.m., London time, two London banking days prior to the date of determination for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate determined by the Administrative Agent to be the rate at which deposits in dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made by Bank of America and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m., London time, two London banking days prior to the date of determination.
In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to eurodollar deposits of any Lender, then for any period during which such Reserve Percentage shall apply, the Eurodollar Rate shall be equal to the amount determined above divided by an amount equal to 1.00 minus the Reserve Percentage. “Reserve Percentage” means the maximum aggregate reserve requirement (including all basic, supplemental, marginal, special, emergency and other reserves) which is imposed on member banks of the Federal Reserve System against “Eurocurrency Liabilities” as defined in Regulation D. Without limiting the effect of the foregoing, the Reserve Percentage shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined, or (b) any category of extensions of credit or other assets which include Eurodollar Rate Loans. The Eurodollar Rate for any Eurodollar Rate Loan shall change whenever the Reserve Percentage changes.”
““Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the rate described in clause (a) of the definition of “Eurodollar Rate”.”
     (b) The following definitions are hereby added to Section 1.01 of the Original Agreement in appropriate alphabetical order:
““LIBOR Unavailability Period” means any period of time during which a notice delivered to the Borrower in accordance with Section 3.03 shall remain in force and effect.”
     (c) Section 3.03 of the Original Agreement is hereby amended in its entirety to read as follows:

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“Section 3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion thereto or continuation thereof or any request for a Base Rate Loan or a conversion thereto that (a) in the case of a proposed Eurodollar Rate Loan, Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with a Base Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with a Base Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended and clause (c) of the definition of “Base Rate” shall not be applicable, until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.”
     Section 2.4. Borrowing Base. The Borrower, the Administrative Agent and the Lenders agree that from the Effective Date (as defined below) until the next redetermination or adjustment thereof, the Borrowing Base shall be $240,000,000.
ARTICLE III.
CONDITIONS OF EFFECTIVENESS
     Section 3.1. Conditions to Effectiveness of Amendment. This Amendment shall become effective when and only when the Administrative Agent shall have received executed counterparts of this Amendment (or a consent to this Amendment) from the Required Lenders and the following condition precedent has been satisfied (the date such conditions are so satisfied herein called the “Effective Date”):
(a) The Administrative Agent’s receipt of counterparts of the Amendment Documents executed by the applicable Credit Parties sufficient in number for distribution to the Administrative Agent and the Borrower, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Credit Party, each dated the Effective Date and each in form and substance satisfactory to the Administrative Agent.

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ARTICLE IV.
REPRESENTATIONS AND WARRANTIES
     Section 4.1. Representations and Warranties. In order to induce the L/C Issuer and each Lender to enter into this Amendment, the Borrower and Parent represent and warrant to the L/C Issuer and each Lender that the representations and warranties contained in Article V of the Original Agreement or any other Loan Document are true and correct in all material respects on the Effective Date (including, for all purposes, after giving effect to the Amendment Documents as “Loan Documents” referred to therein), except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except for purposes of this Amendment.
ARTICLE V.
MISCELLANEOUS
     Section 5.1. Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. The other Loan Documents, as they may be amended or affected by the various Amendment Documents, are hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment and the other Amendment Documents shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.
     Section 5.2. Survival of Agreements. All representations, warranties, covenants and agreements of any Credit Party herein shall survive the execution and delivery of this Amendment and the performance hereof, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by any Credit Party hereunder or under the Credit Agreement to the Administrative Agent or any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of such Credit Party under this Amendment and under the Credit Agreement.
     Section 5.3. Loan Documents. This Amendment is and the other Amendment Documents are each a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto and thereto.
     Section 5.4. Governing Law. This Amendment shall be governed by and construed in accordance with the Laws applicable to the Credit Agreement.
     Section 5.5. Counterparts; Fax. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment and the other Amendment Documents may be validly executed by facsimile or other electronic transmission.

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     THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.
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     IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

ENCORE ENERGY PARTNERS OPERATING LLC
By:		/s/ Robert C. Reeves
Robert C. Reeves, Vice President, Chief
Financial Officer, Treasurer and Secretary

ENCORE ENERGY PARTNERS LP
By:		Encore Energy Partners GP LLC, its sole
general partner

	By:	/s/ Robert C. Reeves
Robert C. Reeves, Senior Vice
President, Chief Financial Officer and Treasurer

ENCORE CLEAR FORK PIPELINE LLC
By:		/s/ Robert C. Reeves
Robert C. Reeves, Vice President, Treasurer
and Secretary

BANK OF AMERICA, N.A., as Administrative Agent, L/C Issuer and a Lender
By:	/s/ Jeffrey H. Rathkamp
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Co-Syndication Agent and as a Lender
By:	/s/ Henry R. Biedrzycki
	Name:	Henry R. Biedrzycki
	Title:	Director

FORTIS CAPITAL CORP., as Co-Syndication Agent and as a Lender
By:	/s/ Michele Jones
	Name:	Michele Jones
	Title:	Director

By:	/s/ Darrell Holley
	Name:	Darrell Holley
	Title:	Managing Director

BNP PARIBAS, as Co-Documentation Agent and as a Lender
By:	/s/ Edward Pak
	Name:	Edward Pak
	Title:	Vice President

By:	/s/ Polly Schott
	Name:	Polly Schott
	Title:	Director

CALYON NEW YORK BRANCH, as Co-Documentation Agent and as a Lender
By:	/s/ Page Dillehunt
	Name:	Page Dillehunt
	Title:	Managing Director

By:	/s/ Michael D. Willis
	Name:	Michael D. Willis
	Title:	Director

THE BANK OF NOVA SCOTIA, as a Lender
By:	/s/ David Mills
	Name:	David Mills
	Title:	Managing Director

COMERICA BANK, as a Lender
By:	/s/ Rebecca L. Wilson
	Name:	Rebecca L. Wilson
	Title:	Assistant Vice President

NATIXIS, as a Lender
By:	/s/ Donovan C. Broussard
	Name:	Donovan C. Broussard
	Title:	Managing Director

By:	/s/ Liana Tchernysheva
	Name:	Liana Tchernysheva
	Title:	Director

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Daria Mahoney
	Name:	Daria Mahoney
	Title:	Vice President

UNION BANK OF CALIFORNIA, N.A., as a Lender
By:	/s/ Whitney Randolph
	Name:	Whitney Randolph
	Title:	Vice President

By:	/s/ Josh Patterson
	Name:	Josh Patterson
	Title:	Assistant Vice President

THE FROST NATIONAL BANK, as a Lender
By:	/s/ Alex Zemkoski
	Name:	Alex Zemkoski
	Title:	Vice President

ROYAL BANK OF CANADA, as a Lender
By:	/s/ Don J. McKinnerney
	Name:	Don J. McKinnerney
	Title:	Authorized Signatory